UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 26, 2022
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
SolarWinds Corporation (the “Company”) held its annual meeting of stockholders on May 26, 2022 (the “Annual Meeting”). As of March 31, 2022, the record date for the Annual Meeting, 160,473,943 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal One: Election of Class I Directors

    Each of the following persons was duly elected by the Company’s stockholders as a Class I director to serve for a term of three years expiring at the 2025 annual meeting of stockholders or until a successor has been duly elected and qualified, with votes as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Sudhakar Ramakrishna	122,156,166	10,683,208	5,713,833
William Bock	115,190,531	17,648,843	5,713,833
Seth Boro	117,380,170	15,459,204	5,713,833
Kenneth Y. Hao	117,457,432	15,381,942	5,713,833
Proposal Two: Ratification of Appointment of Company’s Independent Registered Public Accounting Firm

    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN
138,008,102	492,389	52,716
Proposal Three: Advisory Vote to Approve the Compensation of the Company's Named Executive Officers.

    The approval, on a non-binding advisory basis, of the compensation of our named executive officers was approved by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
113,631,270	19,095,547	112,557	5,713,833

    No other matters were brought before the Annual Meeting and no other votes were held.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	May 31, 2022	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer